Exhibit 99.1

Walgreens Boots Alliance Makes $5.2 Billion Investment in VillageMD to Deliver Value-Based Primary Care to Communities Across America

Investment increases ownership stake in VillageMD to 63 percent

Increases number of co-located primary care practices to over 600 in more than 30 U.S. markets by 2025 and 1,000 by 2027, with more than half in underserved communities

DEERFIELD, Ill. & CHICAGO – October 14, 2021 – Walgreens Boots Alliance (Nasdaq: WBA) and VillageMD today announced that WBA has agreed to make an additional investment in VillageMD to advance its strategic position in the delivery of value-based primary care, a $1 trillion, fast-growing segment of the healthcare system.

The $5.2 billion investment will accelerate the opening of at least 600 Village Medical at Walgreens primary care practices in more than 30 U.S. markets by 2025 and 1,000 by 2027, with more than half of those practices in medically underserved communities. Walgreens’ partnership with VillageMD will lead to a significant increase in access to primary care in underserved urban and rural communities – more than 75 percent of Americans live within five miles of a Walgreens.

The investment increases WBA’s ownership stake in VillageMD to 63 percent from 30 percent. VillageMD remains a standalone company, with its own board and management, and the company plans to conduct an IPO in 2022.

Through its partnership with VillageMD, Walgreens is the first national pharmacy chain to offer full-service primary care practices with primary care physicians and pharmacists co-located at its stores all under one roof at a large scale.

“The best healthcare is deeply rooted in local communities, and Walgreens is committed to expanding convenient access to high-quality and affordable healthcare services to our patients and customers in our neighborhood locations,” said Roz Brewer, CEO, Walgreens Boots Alliance. “VillageMD is a leader within the fast-growing, value-based primary care segment with high rates of patient satisfaction and a talented management team who share our strategic vision of the central role that primary care can serve to improve patient outcomes and lower costs.”

VillageMD currently operates over 230 practices across 15 markets, with plans to expand nationally over time. The company has experienced rapid growth, increasing revenues from $217 million in 2017 to $1.3 billion expected in 2021.

“Over the past two and a half years, we have worked side-by-side with Walgreens to create an integrated primary care and pharmacy model that accomplishes one primary goal: better patient care. WBA’s investment supports our ongoing commitment to providing the highest quality healthcare to all patients, including many people who don’t currently have convenient access to a primary care provider,” said Tim Barry, CEO and chairman of VillageMD. “This expanded partnership helps us accelerate our mission to deliver the best healthcare in the world.”

VillageMD delivers high-quality primary care and an outstanding experience to patients, and enables physicians to transition from traditional fee-for-service to risk-based care models. Its physician-led care teams include pharmacists, nurses, lab techs, behavioral health specialists and other types of providers with a national network of clinical best practices to help provide coordinated, personalized care for each patient.

With this investment, VillageMD can accelerate its strategy of providing comprehensive, coordinated care through a primary care model, including expansion into broader service lines. Village Medical at Walgreens locations accept a wide range of health insurance options. Patients may access care and support through in-person, at-home and telehealth visits.

WBA and VillageMD have 52 co-located primary care practice locations currently open, and will reach more than 80 by the end of this calendar year. The companies first announced a partnership in 2019 with the trial launch of five co-located practices in the Houston area. Following the highly successful pilot, the companies expanded the partnership in July 2020, followed by an announcement in January of this year when WBA accelerated its investment.

The transaction is subject to the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other customary closing conditions and is expected to close by the end of calendar 2021. VillageMD’s financials will be consolidated by WBA.

Sidley Austin LLP acted as lead legal advisor for WBA, along with Weil, Gotshal & Manges LLP. Latham & Watkins, LLP acted as lead legal advisor for VillageMD.

ENDS

Notes to Editors:

About Walgreens Boots Alliance

Walgreens Boots Alliance (Nasdaq: WBA) is a global leader in retail pharmacy, impacting millions of lives every day through dispensing medicines, and providing accessible, high-quality care. With more than 170 years of trusted healthcare heritage aand innovation in community pharmacy, the company is meeting customers’ and patients’ needs through its convenient retail locations, digital platforms and health and beauty products.

WBA has a presence in more than 9 countries, employs more than 315,000 people and has more than 13,000 stores in the U.S., Europe and Latin America.

WBA’s purpose is to inspire more joyful lives through better health. The company is proud of its contributions to healthy communities, a healthy planet, an inclusive workplace and a sustainable marketplace. WBA is a Participant of the United Nations Global Compact and adheres to its principles-based approach to responsible business.

More company information is available at www.walgreensbootsalliance.com.

(WBA-GEN)

About VillageMD

VillageMD, through its subsidiary Village Medical, is a leading, national provider of value-based primary care services. VillageMD partners with physicians to provide the tools, technology, operations, staffing support and industry relationships to deliver high-quality clinical care and better patient outcomes, while reducing the total cost of care. The Village Medical brand provides primary care for patients at traditional free-standing practices, Village Medical at Walgreens practices, at home and via virtual visits. VillageMD and Village Medical have grown to 15 markets and are responsible for more than 1.6 million patients. VillageMD is also the largest participating sponsor of CMS’ new Direct Contracting program and estimates it serves more than 56,000 patients. To learn more, please visit www.villageMD.com.

Cautionary Note Regarding Forward-Looking Statements: All statements in this press release that are not historical are forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

These include, without limitation, estimates of and goals for future operating, financial and tax performance and results, including our fiscal year 2022 guidance, our long-term outlook and related assumptions and drivers, as well as forward-looking statements concerning the expected execution and effect of our business strategies, the potential impacts on our business of the spread and impacts of the COVID-19 pandemic, our cost-savings and growth initiatives, including statements relating to our expected cost savings under our Transformational Cost Management and store optimization programs. All statements in the future tense and all statements accompanied by words such as “expect,” “outlook,” “forecast,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “goal,” “guidance,” “target,” “aim,” continue,” “transform,” “accelerate,” “model,” “long-term,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” and variations of such words and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, known or unknown, that could cause actual results to vary materially from those indicated or anticipated.

These risks, assumptions and uncertainties include those described in Item 1A (Risk Factors) of our Form 10-K for the fiscal year ended August 31, 2021 and in other documents that we file or furnish with the Securities and Exchange Commission. If one or more of these risks or uncertainties materializes, or if underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. All forward-looking statements we make or that are made on our behalf are qualified by these cautionary statements. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made.

We do not undertake, and expressly disclaim, any duty or obligation to update publicly any forward-looking statement after the date of this press release, whether as a result of new information, future events, changes in assumptions or otherwise.

WBA Media Relations	Contact
USA / Morry Smulevitz	+1 847 315 0517
International	+44 (0)20 7980 8585

VillageMD Media Relations
Molly Lynch
+1 773 505 9719

WBA Investor Relations
Gerald Gradwell and Jay Spitzer	+1 847 315 2922